EXHIBIT 5.1
November 29, 2010
Enterprise Products Partners L.P.
Enterprise Products Operating LLC
1100 Louisiana, 10th Floor
Houston, Texas 77002
Ladies and Gentlemen:
     We have acted as special counsel to Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), and Enterprise Products Operating LLC, a Texas limited liability company (the “Operating LLC”, and together with the Partnership, the “Registrants”), in connection with preparation of a post-effective amendment to registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on November 29, 2010. The Registration Statement relates to the offering, from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of (i) common units representing limited partner interests (the “Common Units”), (ii) debt securities, which may either be senior or subordinated in right of payment, and may be issued in one or more series (the “Debt Securities”), and (iii) guarantees with respect to the Debt Securities (the “Guarantees”), each on terms to be determined at the time of the offering thereof. The Common Units, Debt Securities and Guarantees are referred to herein collectively as the “Securities.” The Securities will be offered in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the Prospectus Supplement. All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or in the Indentures (as defined below), as the case may be.
     The Debt Securities will be issued pursuant to an indenture dated as of October 4, 2004 governing senior and subordinated debt securities and guarantees to each type of debt security thereof, if any, as supplemented by a Tenth Supplemental Indenture dated as of June 30, 2007, providing for Operating LLC as the successor issuer (the original indenture together with the Tenth Supplemental Indenture, the “Indenture”), among the Partnership, the Operating LLC and the trustee. The Guarantees, if any, with respect to any series of Debt Securities issued under the Indenture, will be issued under such Indenture, as amended and supplemented by a supplemental indenture thereto, among the Partnership, as the parent guarantor, the Operating LLC and the trustee under such Indenture.
     As the basis for the opinions hereinafter expressed, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Certificate of Limited Partnership of the Partnership, as amended to date, (ii) the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership, dated November 22, 2010 (the “Partnership Agreement”); (iii) the Certificate of Formation, as amended to date, of Enterprise Products Holdings LLC (formerly named EPE Holdings, LLC), a Delaware limited liability company and the general partner of the Partnership (the “General Partner”); (iv) the Forth Amended and Restated Limited Liability Company Agreement of the General Partner, as amended to date (the “LLC Agreement”); (v) the Certificate of Formation of the Operating LLC; (vi) the Company Agreement of the Operating LLC, as amended to date (the “Operating LLC Agreement”); (vii) the Certificate of Incorporation of Enterprise Products OLPGP, Inc., a Delaware corporation and the manager of the Operating LLC (“OLPGP”), as amended to date; (viii) the Bylaws of OLPGP, as amended to date (the “Bylaws”); (ix) the Registration Statement; (x) the Prospectus; (xi) the Indenture; and (xii) such other instruments and other certificates of public officials, officers and representatives of the Partnership, the General Partner, the Operating LLC and OLPGP, and such other persons as we have deemed appropriate as a basis for the opinions expressed below.

     In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies. In conducting our examination of documents, we have assumed the power, corporate or other, of all parties thereto other than the Registrants to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the numbered opining paragraphs below, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.
     We have also assumed that:
     (i) (a) the Certificate of Limited Partnership of the Partnership and the Partnership Agreement, (b) the Certificate of Formation of the General Partner and the LLC Agreement, (c) the Certificate of Formation of the Operating LLC and the Operating LLC Agreement and (d) the Certificate of Formation of OLPGP and the Bylaws of OLPGP, in each case as amended to date, will not have been amended in any manner that would affect any legal conclusion set forth herein;
     (ii) the consideration paid for any Common Units will comply with Article V of the Partnership Agreement;
     (iii) any supplemental indenture to the Indenture and any resolution of the Board of Directors and/or any Officers’ Certificate executed and delivered pursuant to the Indenture, in any such case, pursuant to which any Debt Securities are issued, will comply with the Indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with the Indenture as then supplemented (including by any such supplemental indenture) and any such resolution of the Board of Directors and/or Officers’ Certificate; and
     (iv) the form and terms of such Securities, when established, the issuance, sale and delivery thereof by the Partnership and the Operating LLC, and the incurrence and performance of the Partnership’s and Operating LLC’s obligations thereunder or in respect thereof (including, without limitation, their respective obligations under the Indenture with respect to Debt Securities and Guarantees issued thereunder) in accordance with the terms thereof, will comply with, and will not violate, (a) the Certificate of Limited Partnership of the Partnership and the Partnership Agreement, (b) the Certificate of Formation of the General Partner and the LLC Agreement, (c) the Certificate of Formation of the Operating LLC and the Operating LLC Agreement or (d) the Certificate of Formation of OLPGP and the Bylaws, in each case as amended to date, and (e) any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Partnership, the General Partner, the Operating LLC or OLPGP, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities and Guarantees. In addition, except in the case of Guarantees, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities. In addition, we have assumed the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the board of directors of the General Partner and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).
     Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:
     1. With respect to the Common Units, when (a) the General Partner has taken all necessary action to approve the issuance by the Partnership of such Common Units, the terms of the offering thereof and related matters and (b) such Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the General Partner, upon payment (or delivery) of the consideration therefor provided for therein, such Common Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable, except as such non-assessability may be affected by (i) the matters described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2009 under the captions “Risk Factors—Risks Related to Our Partnership Structure” “—Our common unitholders may not have limited liability if a court finds that limited partner actions constitute control of our business” and “—Unitholders may have liability to repay distributions” and (ii) Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act.
     2. With respect to any series of Debt Securities to be issued under the Indenture, when (a) each applicable supplement, if any, to the Indenture has been duly authorized and validly executed and delivered by the Operating LLC and the trustee under the Indenture, or the applicable resolution of the Board of Directors has been duly authorized and validly executed and delivered by OLPGP, in either case in accordance with the terms of the Indenture, (b) the Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Operating LLC has taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, each applicable supplement, if any, to the Indenture, and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of OLPGP, upon payment (or delivery) of the consideration therefor provided for therein, the Debt Securities of such series will constitute valid and legally binding obligations of the Operating LLC.
     3. With respect to the Guarantees of any series of Debt Securities to be issued by the Partnership under the Indenture, when (a) the Partnership and the Operating LLC have taken all necessary limited partnership and limited liability company action, respectively, to authorize and approve the issuance and terms of the Guarantees and the series of Debt Securities to which they pertain, the terms of the offering of such Debt Securities and such Guarantees and related matters, (b) a supplemental indenture to such Indenture, pursuant to which the Partnership agrees to be bound by the guarantee provisions of such Indenture as applied to the Debt Securities of such series, has been duly authorized and validly executed and delivered by the Partnership, the Operating LLC and the trustee under such Indenture, (c) such Indenture, as then and theretofore supplemented, pursuant to which the Guarantees will be issued, has been duly qualified under the Trust Indenture Act of 1939, as amended, and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, each applicable supplement, if any, to the Indenture, and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of OLPGP, upon payment (or delivery) of the consideration for such Debt Securities provided for therein, such Guarantees will constitute valid and legally binding obligations of the Partnership.
     Our opinions in paragraphs 2 and 3 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. The opinions expressed above are also subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.
     With respect to our opinions expressed above as they relate to Debt Securities or other obligations of the Operating LLC, denominated in a currency other than U.S. dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in U.S. dollars, but we express no opinion as to the rate of exchange such Federal court would apply.
     We express no opinion other than as to the Delaware Revised Uniform Limited Partnership Act (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws), the laws of the State of Texas, the laws of the State of New York, and the federal laws of the United

States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,
/s/ Andrews Kurth LLP